SECURITIES AND EXCHANGE COMMISSION
UNITED STATES
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2015
Body Central Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-34906	14-1972231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6225 Powers Avenue Jacksonville, FL		32217
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number including area code: (904)- 737-0811
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On January 7, 2015, Body Central Corp. (the “Company”) received a notice of termination from Crystal Financial LLC (“Crystal”), the lender under the Company’s asset based credit facility agreement (the "Credit Facility"), which provided for a $17.0 million senior secured credit facility. The notice terminates the Credit Facility immediately. As of January 7, 2015, no amounts were owed to Crystal under the Credit Facility.
The notice of termination was due to an alleged default under the Credit Facility Agreement due to a cross-default provision in light of the Company’s receipt of a notice of default from the holders of the Company’s outstanding $18.0 million in aggregate principal amount subordinated secured convertible notes issued June 27, 2014.
The foregoing description of the notice of termination is not complete and is qualified in its entirety by reference to the full text of the notice of termination, a copy of which is filed on Exhibit 99.1 hereto and incorporated herein by this reference.

Item 9.01 – Exhibits
(d)    Exhibits
Exhibit 99.1        Notice of Termination dated January 7, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY CENTRAL CORP.
(registrant)

January 9, 2015	By: /s/ Timothy J. Benson
Timothy J. Benson
Senior Vice President, Finance and Secretary